Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

For Tender of Shares of Common Stock of

Dominion Resources, Inc.

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M., EASTERN TIME, AUGUST 7, 2007, UNLESS THE OFFER IS EXTENDED

As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock, no par value, of Dominion Resources, Inc., a Virginia corporation, are not immediately available or cannot be delivered to the Depositary before the Expiration time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach the Depositary before the Expiration Time. This form, signed and properly completed, may be delivered by hand, mail or overnight delivery to the Depositary. See Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

The Depositary for the Tender Offer is:

Continental Stock Transfer & Trust Company

By First Class Mail, Overnight Courier or by Hand

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

Attn: Reorganization Dept.

New York, NY 10004

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A PROPER DELIVERY.

For this Notice to be properly delivered, it must be received by the Depositary at the above address before the expiration of the Offer. Deliveries to Dominion, to the Dealer Managers for the Offer or to the Information Agent for the Offer will not be forwarded to the Depositary and therefore will not constitute proper delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute proper delivery to the Depositary.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Dominion Resources, Inc., a Virginia corporation (the “Company”), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions described in the Offer to Purchase dated July 10, 2007 and the related Letter of Transmittal (together these documents, as they may be amended or supplemented from time to time, constitute the “Offer”).

Number of shares to be tendered:                      shares

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

Shares Tendered At A Price Determined By You

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined by the Company Pursuant to the Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered at more than one price, unless previously withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $82.00	☐ $83.50	☐ $85.00	☐ $86.50	☐ $88.00	☐ $89.50	☐ $91.00
☐ $82.25	☐ $83.75	☐ $85.25	☐ $86.75	☐ $88.25	☐ $89.75	☐ $91.25
☐ $82.50	☐ $84.00	☐ $85.50	☐ $87.00	☐ $88.50	☐ $90.00	☐ $91.50
☐ $82.75	☐ $84.25	☐ $85.75	☐ $87.25	☐ $88.75	☐ $90.25	☐ $91.75
☐ $83.00	☐ $84.50	☐ $86.00	☐ $87.50	☐ $89.00	☐ $90.50	☐ $92.00
☐ $83.25	☐ $84.75	☐ $86.25	☐ $87.75	☐ $89.25	☐ $90.75

OR

Shares Tendered At A Price Determined By the Company Pursuant To The Offer:

☐	By checking the box to the left INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at a Price Determined by You,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the purchase price, those shares tendered by the undersigned agreeing to accept the purchase price determined by the Company in the Offer will be deemed to be tendered at the minimum price of $82.00.

The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THIS ACTION COULD LOWER THE PURCHASE PRICE AND COULD RESULT IN RECEIVING THE MINIMUM PRICE OF $82.00 PER SHARE.

Odd Lots This Section applies only to holders of less than 100 shares (“odd lots”) See Section 1 of the Offer to Purchase)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders with fewer than 100 shares who tender at or below the price at which shares are purchased in the Offer may have their shares accepted for payment before any proration of the purchase of other tendered shares. This priority is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (only check one block):

☐	is the beneficial owner or record owner of an aggregate of fewer than 100 shares all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

Conditional Tender (See Section 6 of the Offer to Purchase)

A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me, if any are purchased from me, is shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this block:

☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

Address:

Daytime Telephone No.:

Signature(s):

Date:

If shares will be tendered by book-entry transfer, check is box ☐ and provide the following information:

Name of Tendering Institution:

Account Number of Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc., Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and fully executed Letter of Transmittal, with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:

Address:

Daytime Telephone No.:

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD NOT BE SENT WITH YOUR LETTER OF TRANSMITTAL.